Exhibit A
JOINT FILING AGREEMENT
     We, the signatories of this Statement on Schedule 13G to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: February 14, 2008	Greathill Pte. Ltd.
	By:	/s/ Shunsa Hayashi
		Name:	Shunsa Hayashi
		Title:	Director

Dated: February 14, 2008	Primasia ant Bridge No.1 Greater China Secondary Fund, L.P.
	By:	/s/ Shunsa Hayashi
		Name:	Shunsa Hayashi
		Title:	Director

Dated: February 14, 2008	Primasia PE Holdings Limited
	By:	/s/ Shunsa Hayashi
		Name:	Shunsa Hayashi
		Title:	Director